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                                                                 EXHIBIT 10.10



                            MANAGEMENT BONUS PLAN

                   For Fiscal Year Ending February 28, 1997



          The participants in the Management Bonus Plan are the officers of the Company.

          Each participant shall receive a bonus in an amount not to exceed 50% of such participant's base salary. The bonus shall be an amount equal to the sum of:

                (i) 2% of base salary for every 12 1/2% incremental increase in fiscal year 1997 bookings over fiscal year 1996 bookings, up to a maximum 15% of base salary;

                (ii) 2% of base salary for every 12 1/2% incremental increase in fiscal year 1997 shipments over fiscal year 1996 shipments, not to exceed 15% of base salary; and

                (iii) 2% of base salary for every 12 1/2% incremental increase in income before taxes for fiscal year 1997 over fiscal year 1996.

          The term "base salary" shall refer to each individual's base salary for the fiscal year prior to any adjustments required by the Company's variable compensation plan.